SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2009

CHINA FIRE & SECURITY GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-50491	65-1193022
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

B-2508 TYG Center, C2
Dongsanhuanbeilu,
Chaoyang District, Beijing 100027,
People’s Republic of China
(Address of Principal Executive Offices)

(86-10) 8441-7400
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors, Appointment of Certain Officers

On February 25, 2009, Ms. Tieying Guo resigned as the director of China Fire & Security Group, Inc. (“China Fire” or the “Company”). Ms. Guo does not have any disagreements with the Company prior to her resignation.

On February 25, 2009, the Company appointed  Mr. Weishe Zhang as a new director and the Chief Technology Officer. In this new role, he will expand the Company's technical lead and broaden its patent portfolio in China and abroad. Mr. Zhang has served as a technical advisor helping the growth of Sureland Industrial (a wholly owned subsidiary of China Fire) since it was founded in 1995. He joined Sureland Industrial full time in 2002 and had previously held various positions in research and development, including Director of System Integration, Director of Product Research and Development and Chief Engineer. Prior to that, Mr. Zhang held various technical and management positions including Chief Engineer and General Manager at several other large fire protection companies in China. An inventor of dozens of international and domestic patents, Mr. Zhang received a Master's Degree in Engineering from Beijing University of Aeronautics & Astronautics in 1989.

On February 25, 2009, the Company appointed Mr. Weigang Li as Vice President of Worldwide Sales of China Fire and General Manager of Sureland Industrial, positions that maximize his skill and success with key customer accounts, broad relationships in the industry, and profound knowledge of China Fire's organizational strengths. In this new role, Mr. Li will lead the Company's expansion into new regions and markets, as well as to help deepen its relationship with existing top tier customers. A founding member of Sureland Industrial and a driving force in the Company's early and present sales achievements, Mr. Li has been influential in winning a number of large, notable contracts since the Company's inception. Mr. Li had previously served as Deputy Director of Sales, Director of sales, and Deputy General Manager of Sureland Industrial, and he is a brother of Mr. Gangjin Li, the Chairman of the Board. Mr. Li has over 15 years experience in project sales and sales management, and prior to founding Sureland Industrial in 1995, was an entrepreneur selling electrical systems to industrial customers in China. He is currently completing a business diploma in an advanced program for young Chinese entrepreneurs at Tsinghua University.

On February 25, 2009, the Company appointed Mr. Haijun Yang as Vice President of Operations and Secretary of the Board of China Fire. In this new role, Mr. Yang will be responsible for internal operations management, including human resources, legal affairs and mergers & acquisitions. He will also retain his current role as Deputy General Manager of Sureland Industrial in charge of operations and mergers & acquisitions. Mr. Yang joined Sureland Industrial in 2000, and has since held various positions including Executive Assistant to the General Manager and Secretary of the Board of Sureland Industrial. Prior to joining Sureland Industrial, Mr. Yang was a marketing manager in a telecommunications company and a manager of corporate planning in a winery company. Mr. Yang received his MBA from Renmin University of China in 2000 and is currently pursuing a Ph.D. in business management.

Item 7.01 Regulation FD Disclosure

On February 25, 2009, the Company issued a press release announcing the appointment of the new director and expansion of executive management team. The press release is attached as Exhibit 99.1 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release of China Fire & Security Group, Inc., dated February 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FIRE & SECURITY GROUP, INC.

Date: February 25, 2009	By:	/s/ Brian Lin
Name: Brian Lin
Title: Chief Executive Officer